VIAVI Announces $200 Million Common Stock Repurchase Program, Raises Business Outlook and Announces Analyst Day Webcast San Jose, Calif., September 12, 2019 – (NASDAQ: VIAV) Viavi Solutions Inc. (“VIAVI”) announced today that its Board of Directors has authorized a stock repurchase program up to $200 million of the Company’s common stock through open market or private transactions before September 30, 2021. This new stock repurchase program replaces the prior $200 million stock repurchase program announced by the Company that was set to expire on September 30, 2019, under which approximately $148.6 million were repurchased as of September 11, 2019. The timing of repurchases under the new program will depend upon business and financial market conditions. Business Outlook For the fiscal first quarter 2020 ending September 28, 2019, the Company is raising its guidance revenue to $282 million to $294 million and non-GAAP earnings per share to $0.15 to $0.17 from the prior guidance range of $273 million to $293 million and from $0.14 to $0.16, respectively. Analyst Day/Webcast The Company is hosting its Analyst Day event today at 8:30am PDT (11:30am EDT) in Santa Clara, California. The Analyst Day presentation is available on the Company website and the live webcast and its archived replay can be viewed at www.viavisolutions.com/investors. This press release and the Analyst Day presentation are also being furnished in a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov. About VIAVI Solutions VIAVI (NASDAQ: VIAV) is a global provider of network test, monitoring and assurance solutions to communications service providers, enterprises, network equipment manufacturers, civil, government, military and avionics customers, supported by a worldwide channel community including VIAVI Velocity Partners. We deliver end-to-end visibility across physical, virtual and hybrid networks, enabling customers to optimize connectivity, quality of experience and profitability. VIAVI is also a leader in high performance thin film optical coatings, providing light management solutions to anti-counterfeiting, consumer electronics, automotive, defense and instrumentation markets. Learn more about VIAVI at www.viavisolutions.com. Follow us on VIAVI Perspectives, LinkedIn, Twitter, YouTube and Facebook. Forward-Looking Statements This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include any expectation, anticipation or guidance as to future financial performance, including future revenue, gross margin, operating expense, operating margin, profitability targets, cash flow and other financial metrics, as well as the impact and duration of certain trends and market position and conditions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, the Company’s ability to predict future financial performance continues to be difficult due to, among other things: (a) continuing general limited visibility across many of our product lines; (b) quarter-over-quarter product mix fluctuations, which can materially impact profitability measures due to the broad gross margin ranges across our portfolio; (c) consolidations in our customer base; (d) unforeseen changes in the demand for current and new products, technologies, services, delays or unforeseen events in the roll-out of new industry platforms such as 5G or evolving technology such as 3D sensing and customer purchasing delays as they assess or transition to such new technologies and/or architectures, all of which limit near-term demand visibility, and could negatively impact potential revenue; (e) continued decline of average selling prices across our businesses; (f) notable seasonality and a significant level of in-quarter book-and-ship business; (g) various product and manufacturing transfers, site consolidations, product discontinuances and the restructuring and workforce reduction plans, including the plan announced during the first quarter of fiscal 2019 that may cause short-term disruptions; (h) challenges integrating the businesses the Company has acquired and realizing all of the expected benefits and savings; (i) the ability of our suppliers and contract manufacturers to meet production and delivery requirements to our forecasted demand; (j) potential disruptions or delays to our manufacturing and operations due to natural disasters such as the recent wildfires in Northern California; (k) the uncertain and ongoing impact to our supply chain of tariffs, sanctions and other trade measures imposed by domestic and foreign governments and the possibility of escalation of “trade wars” and retaliatory measures between nations; and (l) inherent uncertainty related to global markets and the effect of such markets on demand for our products. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. For more information on these risks, please refer to the “Risk Factors” section included in the Company’s Annual Report on Form 10-K filed on August 27, 2019 with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date thereof and the Company assumes no obligation to update such statements. Investors Contact: Bill Ong, 408-404-4512; bill.ong@viavisolutions.com Press Contact: Amit Malhotra, 202-341-8624; amit.malhotra@viavisolutions.com Source: VIAVI Financials